EXHIBIT 23
CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-51839 and Form S-8 No. 33-56667) pertaining to the Property Capital Trust 1992 Employee Stock Option Plan and the Registration Statement (Form S-8 No. 33-56665) pertaining to the Property Capital Trust 1994 Stock Option Plan for Non-Employee Trustees and the Property Capital Trust Amended and Restated Deferred Stock Plan for Non-Employee Trustees of Property Capital Trust of our report dated January 23, 1998, with respect to the consolidated financial statements and schedules of Property Capital Trust and of our report dated November 3, 1997, with respect to the financial statements of Property Capital Midwest Associates, L.P. and of our report dated February 23, 1996, except for
Note 5 as to which the date is April 26, 1996 with respect to the financial statements of PCA Crossroads Associates, Ltd., and of our report dated October 31, 1997 with respect to the financial statements of PCA Canyon View Associates Limited Partnership, included in the Annual Report (Form 10-K) of Property Capital Trust for the year ended December 31, 1997.


                                       ERNST & YOUNG LLP




Boston, Massachusetts
March 25, 1998

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